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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 (File No. _____) of our reports dated February 19, 1999, except as to the last paragraph of Note 9 for which the date is March 18, 1999, on our audits of the financial statements and financial statement schedule of Universal Hospital Services, Inc. We also consent to the reference to our firm under the captions "Independent Accountants."


/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 23, 1999